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Exhibit 5.4

Ref.: 1808
October 28, 2011

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-9 dated October 28, 2011 (the "Registration Statement") of Canadian Natural Resources Limited

Dear Sirs:

We are a firm of independent qualified reserves evaluators of Calgary, Alberta having prepared evaluation reports entitled "Evaluation of the P&NG Reserves of Canadian Natural Resources Limited in North America (As of December 31, 2010)", and "Evaluation of the P&NG Reserves of CNR International Limited in the North Sea, United Kingdom and Offshore West Africa (As of December 31, 2010)", both dated March 1, 2011 (the "Reports"); of certain oil and gas properties of Canadian Natural Resources Limited.

We refer to the Registration Statement relating to the offering of Debt Securities by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Reports which are incorporated by reference in the Registration Statement.

Sincerely,
SPROULE INTERNATIONAL LIMITED
Original Signed by Harry J. Helwerda
Harry J. Helwerda, P.Eng., FEC Executive Vice President and Director

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  Exhibit 5.4